SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2004

Commission file number 1-8777

VIRCO MFG. CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	95-1613718

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2027 Harpers Way, Torrance, California	90501

(Address of principal executive officer)	(Zip Code)

Registrant’s telephone number, including area code (310) 533-0474

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On January 29, 2004, Virco Mfg. Corporation (the “Company”) issued a press release announcing that it has completed its new financing agreement with Wells Fargo Bank. The press release and the new financing agreement are attached hereto as exhibits and are hereby incorporated in their entirety by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virco Mfg. Corporation

Date: January 29, 2004	By:	/S/ Robert A. Virtue
Robert A. Virtue Chief Executive Officer and Chairman of the Board of Directors

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated January 29, 2004.

99.2	Amended and Restated Credit Agreement dated January 27, 2004 between the Company and Wells Fargo Bank, N.A., a national banking association.

99.3	Subsidiary Guaranty dated January 27, 2004 between Virco Mgmt. Corporation and Wells Fargo Bank, N.A., a national banking association.

99.4	Subsidiary Guaranty dated January 27, 2004 between Virco, Inc. and Wells Fargo Bank, N.A., a national banking association.

99.5	Revolving Line of Credit Note dated January 27, 2004 of the Company in favor of Wells Fargo Bank, N.A., a national banking association.

99.6	Term Note dated January 27, 2004 of the Company in favor of Wells Fargo Bank, N.A., a national banking association.

99.7	Amended and Restated Security Agreement dated January 27, 2004 between the Company, Virco Mgmt. Corporation, Virco, Inc. and Wells Fargo Bank, N.A., a national banking association.

99.8	Mortgage Secure Note dated January 27, 2004 Between the Company and Wells Fargo Bank, N. A., a national banking association.

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